Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Keystone Consolidated Industries, Inc. and Subsidiaries on Form S-8 (File No. 333-71441, 333-55891, 333-55865, 333-55867, 33-30137, 33-63086 and 2-93666) of
our report dated March 5, 1999, on our audits of the consolidated financial statement and financial statement schedule of Keystone Consolidated Industries, Inc. and Subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.




Dallas, Texas
March 26, 1999